      As Filed with the Securities and Exchange Commission on May 23, 2001

                                                 Registration No.: 333-________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------


                              CYBEROPTICLABS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                      Nevada                                      112917728
         (State or Other Jurisdiction of                     (I.R.S. Employer
        Incorporation or Organization)                      Identification No.)

                509 Westport Avenue
                Norwalk, Connecticut                                 06851
       (Address of Principal Executive Offices)                   (Zip Code)


                           2001 Equity Incentive Plan
                            (Full Title of the Plan)

                                Craig C. Gironda
                      Chief Executive Officer and President
                              CyberOpticLabs, Inc.
                               509 Westport Avenue
                           Norwalk, Connecticut 06851
                     (Name and Address of Agent for Service)

                                 (203) 750-1000
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy To:

                              Eric M. Hellige, Esq.
                        Pryor Cashman Sherman & Flynn LLP
                                 410 Park Avenue
                            New York, New York 10022
                                 (212) 421-4100


                         CALCULATION OF REGISTRATION FEE



============================================ ===================== =============== ================= ===================
                                                                      Proposed         Proposed
                                                                      Maximum          Maximum
                                                                      Offering        Aggregate
          Title of Each Class of                  Amount to          Price Per         Offering          Amount of
        Securities to be Registered             be Registered*        Share**           Price         Registration Fee
-------------------------------------------- --------------------- --------------- ----------------- -------------------
Common Stock, $.001 par value............      5,000,000 Shares        $3.50        $17,500,000.00       $4,375.00

============================================ ===================== =============== ================= ===================

----------------

* All the securities registered hereby are issuable under the Plan, including an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved under the CyberOpticLabs, Inc. 2001 Equity Incentive Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of common stock, par value $.001.

** Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) under the Securities Act of 1933, as amended, upon the basis of the closing price per share of the registrant's common stock as reported on the Over the Counter Bulletin Board on May 21, 2001.

                                 ---------------

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462.

                                     PART I

                  INFORMATION REQUIRED IN THE 10(A) PROSPECTUS

Item 1.    Plan Information.

         The information required by Item 1 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

Item 2.    Registration Information and 2001 Equity Incentive Plan Information.

           The information required by Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428 promulgated under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

         The following documents, and all documents subsequently filed by CyberOpticLabs, Inc. (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of the filing of such documents:

         (1) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000;

         (2) the Company's Current Reports on Form 8-K, dated January 5, 2001 and April 6, 2001, as amended on April 24, 2001;

         (3)      the Company's Quarterly Report on Form 10-QSB, dated May 5,
                  2001; and

         (4) the Company's Proxy Statement, dated May 10, 2001, in connection with its annual meeting of shareholders.

Item 4.       Description of Securities.

         The following statements are qualified in their entirety by reference to the provisions of the Company's Articles of Incorporation and Revised Bylaws.

              Description of Common Stock. The Company's authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share (the "Common Stock") and 5,000,000 shares of preferred stock, par value $.001 per share. As of the date of this Registration Statement, the Company has outstanding 27,164,009 shares of Common Stock, all of which are validly issued, fully paid and nonassessable. Holders of the Common Stock are entitled to receive dividends as and when declared by the Board of Directors out of funds legally available therefor. Any such dividends may be paid in cash, property or shares of Common Stock. The Company has not paid any dividends since inception. All dividends will be subject to the discretion of the Company's Board of Directors, and will depend upon, among other things, the operating and financial conditions of the Company, its capital requirements and general business conditions. Therefore, there can be no assurance that any dividends on the Common Stock will be paid in the future.

              All shares of Common Stock have equal voting rights and, when validly issued and outstanding, will have one vote per share on all matters to be voted upon by the shareholders. Cumulative voting in the election of directors is not allowed, and a quorum for shareholder meetings shall result from a majority of the issued and outstanding shares present in person or by proxy. Accordingly, the holders of a majority of the shares of Common Stock present, in person or by proxy, at any legally convened shareholders' meeting at which the Board of Directors is to be elected, will be able to elect all directors and the minority shareholders will not be able to elect a representative to the Board of Directors. Shares of Common Stock have no pre-emptive or conversion rights, no redemption or sinking fund provisions, and are not liable for further call or assessment. Each share of Common Stock is entitled to share pro rata in any assets available for distribution to holders of its equity securities upon liquidation of the Company.

Item 5.       Interests of Named Experts and Counsel.

         Not applicable.

Item 6.       Indemnification of Directors and Officers.

         Section 78.751 of the Nevada Revised Statutes (the "Nevada Law") permits a corporation to indemnify any of its directors, officers, employees and agents against costs and expenses arising from claims, suits and proceedings if such persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, in an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter, as to which such person is adjudged to be liable to the corporation unless a court of competent jurisdiction determines that in view of all the circumstances of the case, indemnification would be appropriate. The indemnification provisions of the Nevada Law expressly do not exclude any other rights a person may have to indemnification under any bylaw, among other things.

         Article IX of the Company's Articles of Incorporation states that it may indemnify each director and executive officer of the Company with respect to actions taken or not taken by said directors or executive officers in the course of their duties for the Company to the fullest extent permitted by law. The specific terms of any such indemnification are provided in the Revised Bylaws of the Company.

         Article V of the Company's Revised Bylaws provides for the indemnification of any person made a party to or involved in any civil, criminal or administrative action, suit or proceeding by reason of the fact that he or his testator or intestate is or was a director, officer or employee of the Company, or of any company which he, the testator, or intestate served as such at the request of the Company. Such person shall be indemnified by the Company against expenses reasonably incurred by him or imposed on him in connection with or resulting from the defense of such action, suit or proceeding and in connection with or resulting from any appeal thereon, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such officer, director, or employee was liable to the Company, or to such other corporation, for negligence or misconduct in the performance of his duty.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.       Exemption from Registration Claimed.

                   Not applicable
                                       3

Item 8.       Exhibits.

Exhibit
No.           Description
-------       ------------
4.1           Specimen Stock Certificate (incorporated by reference to Exhibit
              4.1 in the Company's Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission on April 16, 2001, including any amendment or report filed for the purpose of updating such information).

4.2 CyberOpticLabs, Inc. 2001 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 in the Company's Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission on April 16, 2001, including any amendment or report filed for the purpose of updating such information).

5.1 Opinion of Pryor Cashman Sherman & Flynn LLP (regarding validity of common stock being registered).

23.1 Consent of Pryor Cashman Sherman & Flynn LLP (included in its opinion filed as Exhibit 5.1).

23.2          Consent of Cipolla Sziklay Zak & Co., LLC.

Item 9.           Undertakings.

         The undersigned registrant hereby undertakes:

              (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              (2) that, for the purpose of determining any liability under the
                  Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Norwalk, Connecticut on this 21st day of May 2001.


                                  CYBEROPTICLABS, INC.

                                  By:     /s/ Craig C. Gironda
                                          -------------------------------------
                                          Craig C. Gironda
                                          Chief Executive Officer and President


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Craig C. Gironda, his or her attorney-in-fact and agent, each with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement or a registration statement prepared in accordance with Rule 462 of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection herewith or in connection with the registration of the offered securities under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agent full power to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agent may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                          Title                         Date
               ---------                          -----                         ----

---------------------------------------

          /s/ John Scagnelli
---------------------------------------           Chairman                      May 21, 2001

            John Scagnelli

---------------------------------------

         /s/ Craig C. Gironda
---------------------------------------           Chief Executive Officer,       May 21, 2001
                                                  President and Director
             Craig Gironda

---------------------------------------
                                                  Director                       May 21, 2001
           /s/ Wesly Minella
---------------------------------------

             Wesly Minella
